Exhibit 10.1

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is entered into as of August 22, 2013, by and between the lenders identified on Schedule A to this Agreement (collectively, the “Lenders”) and AdvanSource Biomaterials Corporation, a Delaware corporation having a principal address at 229 Andover Street, Wilmington, MA 01887 ("Company”).

WHEREAS, the Company desires to borrow an aggregate amount of $100,000 (the “Loan”) from the Lenders and, subject to and upon the terms and conditions set forth in this Agreement, including (a) the issuance of promissory notes to the Lenders (the “Notes”) in an aggregate face amount equal to the amount of the Loan, and (b) the issuance of common stock purchase warrants for the purchase of shares of the Common Stock of the Company (the “Warrants”), the Lenders have agreed to advance funds to the Company in the amount of the Loan;

WHEREAS, the Lenders have advised the Company that they will not fund the Loan unless, among other things, the Company grants a security interest to them in accordance with and pursuant to the terms and conditions of this Agreement; and

WHEREAS, the funding of the Loan in favor of the Company will result in a direct and substantial benefit to the Company, and the Company is, therefore, willing and has agreed to grant a security interest to the Lenders pursuant to this Agreement.

NOW, THEREFORE, in consideration of the issuance of the Notes and Warrants, the funding of the Loan, the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Definitions.  All capitalized terms used herein and not defined herein shall have the respective meanings provided therefor in the Note.  The term “State” as used herein means the State of Delaware.  All terms defined in the Uniform Commercial Code as enacted and amended in the State (the “UCC”) and used herein shall have the same definitions herein as specified therein, provided, however, that the term “instrument” shall be such term as defined in Article 9 of the Uniform Commercial Code of the State rather than Article 3.  The term “Obligations,” as used herein, means the Loan and any indebtedness, obligations and liabilities of the Company to Lenders arising under or relating to the Note, and the term “Event of Default,” as used herein, means the failure of the Company to pay or perform any of the Obligations as and when due to be paid or performed under the terms of the Notes and/or the occurrence of an Event of Default as defined in the Notes.

2.

Grant of Security Interest.  The Company hereby grants to Lenders, to secure the payment and performance in full of all of the Obligations, a security interest in all accounts receivable from those Company customers identified in the financing statement on Form UCC-1 filed with the office of the Secretary of State of Delaware on or before the date of this Agreement (the “Customers”), including the Customer receivables hereafter acquired or arising, and all proceeds and products thereof (the “Collateral”).

3.

3.

Authorization to File Financing Statements. For so long as any Obligations remain outstanding, the Company hereby irrevocably authorizes Robert Detwiler, as agent for the Lenders (the “Agent”), at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) identify the Collateral  and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State for the sufficiency or filing office acceptance of any financing statement or amendment.

4.

Priority.  The Company hereby acknowledges and agrees that it has not granted a security interest in the Collateral to any other Person.

5.

Covenants Concerning Company's Legal Status.  The Company covenants with Lenders that (a) without providing at least 30 days prior written notice to Lenders, the Company will not change its name, its place of business or, if more than one place of business, its chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Company does not have an organizational identification number and later obtains one, the Company shall forthwith notify Lenders of such organizational identification number, and (c) the Company will not change its type of organization, jurisdiction of organization or other legal structure.

6.

Certain Representations and Warranties.  The Company represents and warrants to Lenders that the Company has at all times operated its business in material compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.

7.

Insurance.  The Company will maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with general practices of businesses engaged in similar activities in similar geographic areas.  Such insurance shall be in such minimum amounts that the Company will not be deemed a co-insurer under applicable insurance laws, regulations and policies and otherwise shall be in such amounts, contain such terms, be in such forms and be for such periods as is reasonable for the nature and scope of the Company’s business.

8.

Remedies.  If an Event of Default shall have occurred and be continuing, (a) the Company shall thereafter pay to Lenders, without setoff, 100% of the funds paid to the Company by Access or Bard, as the case may be, with respect to the receivables Collateral; and (b) Lenders may, without notice to or demand upon the Company, declare this Agreement to be in default, and Lenders shall thereafter have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or of any jurisdiction in which Collateral is located, including, without limitation, the right to take possession of the Collateral, and for that purpose Lenders may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom.  Lenders may in their discretion require the Company to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of the Company's principal office(s) or at such other locations as Lenders may reasonably designate.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lenders shall give to the Company at least ten (10) business days prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  The Company hereby acknowledges that ten (10) business days prior written notice of such sale or sales shall be reasonable notice.  In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Lenders’ hereunder, including, without limitation, their right following an Event of Default, to take immediate possession of the Collateral and to exercise its rights with respect thereto.

9.

Standards for Exercising Remedies.  To the extent that applicable law imposes duties on Lenders to exercise remedies in a commercially reasonable manner, the Company acknowledges and agrees that it is not commercially unreasonable for Lenders (a) to fail to incur expenses reasonably deemed significant by Lenders to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Company, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Lenders against risks of loss, collection or disposition of Collateral or to provide to Lenders a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Lenders, to obtain the services of other brokers, investment lenders, consultants and other professionals to assist Lenders in the collection or disposition of any of the Collateral.  The Company acknowledges that the purpose of this §9 is to provide non-exhaustive indications of what actions or omissions by Lenders would not be commercially unreasonable in Lenders' exercise of remedies against the Collateral and that other actions or omissions by Lenders shall not be deemed commercially unreasonable solely on account of not being indicated in this §9.  Without limitation upon the foregoing, nothing contained in this §9 shall be construed to grant any rights to the Company or to impose any duties on Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this §9.

10.

No Waiver by Agent, Etc.  Lenders shall not be deemed to have waived any of their rights upon or under the Obligations or the Collateral unless such waiver shall be in writing and signed by the Agent as agent for the Lenders.  No delay or omission on the part of Lenders in exercising any right shall operate as a waiver of such right or any other right.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.  All rights and remedies of Lenders with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as Lenders deem expedient.

11.

Suretyship Waivers by Company.  The Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Obligations and the Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as Lenders may deem advisable.  Lenders shall have no duty as to the collection or protection of the Collateral or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the safe custody thereof.  The Company further waives any and all other suretyship defenses.

12.

Marshalling.  Lenders shall not be required to marshal any present or future collateral security (including but not limited to this Agreement and the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of Lenders’ rights under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Company hereby irrevocably waives the benefits of all such laws.

13.

Proceeds of Dispositions; Expenses.  The Company shall pay to Lenders on demand any and all expenses, including attorneys' fees and disbursements, reasonably incurred or paid by Lenders in protecting, preserving or enforcing their rights under or in respect of any of the Obligations or any of the Collateral.  After deducting all of said expenses, the residue of any proceeds of collection or sale of the Obligations or Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as Lenders may determine or in such order or preference as is provided in the Notes, proper allowance and provision being made for any Obligations not then due.  Upon the final payment and satisfaction in full of all of the Obligations and after making any payments required by Sections 9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the Company, and the Company shall remain liable for any deficiency in the payment of the Obligations.

14.

Overdue Amounts; Release of Security Interest.  Until paid, all amounts due and payable by the Company hereunder shall be a debt secured by the Collateral.  At such time as the Company shall completely satisfy all of the obligations secured hereunder, Agent on behalf of Lenders shall execute and deliver to the Company all deeds, assignments, and other instruments as may be necessary or proper to reinvest in the Company full title to the remaining Collateral (if any)  assigned hereunder, subject to any disposition thereof which may have been made pursuant hereto.

15.

Governing Law; Consent to Jurisdiction.  This Agreement is intended to take effect as a sealed instrument and shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts.  Lenders and the Company agree that any suit for the enforcement of this Agreement may be brought in the courts of The Commonwealth of Massachusetts or any federal court sitting therein and consents to the non-exclusive jurisdiction of such court and to service of process in any such suit being made upon the Company or Lenders pursuant to the Notes.  Lenders and the Company hereby waive any objection that they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

16.

Waiver of Jury Trial.  THE COMPANY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF ANY SUCH RIGHTS OR OBLIGATIONS.  Except as prohibited by law, the Company waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  The Company certifies that neither Lenders nor any of their representatives, agents or attorneys has represented, expressly or otherwise, that Lenders would not, in the event of litigation, seek to enforce the foregoing waivers.

17.

Amendments.  This Agreement may only be modified or amended in writing by Lenders and the Company.

18.

Miscellaneous.  The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.  This Agreement and all rights and obligations hereunder shall be binding upon the Company and its respective successors and assigns, and shall inure to the benefit of Company and its successors and assigns and Lenders and their successors and assigns.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.  The Company acknowledges receipt of a copy of this Agreement.

<The remainder of this page is left intentionally blank.>

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:
AdvanSource Biomaterials Corporation

By:	/s/ David Volpe
David Volpe, CFO

LENDERS:
By:	/s/ Robert Detwiler
Robert Detwiler, on his own behalf and as Agent for the other Lenders